Exhibit 99.1

1111 South Arroyo Parkway 91105 PO Box 7084 Pasadena, California 91109-7084 1.626.578.3500 Fax 1.626.568.7144

Press Release

FOR IMMEDIATE RELEASE	November 14, 2011

For additional information contact:

John W. Prosser, Jr.

Executive Vice President, Finance and Administration

626.578.6803

Jacobs Engineering Group Inc. Reports Earnings for Fiscal 2011

PASADENA, CALIF — Jacobs Engineering Group Inc. (NYSE:JEC) announced today its financial results for the fiscal year and fourth quarter ended September 30, 2011.

Fiscal 2011 and Fourth Quarter Fiscal 2011 Highlights:

•	Net earnings for fiscal 2011 of $331.0 million;

•	Diluted EPS for fiscal 2011 of $2.60;

•	Net earnings for the fourth quarter of fiscal 2011 of $94.3 million;

•	Diluted EPS for the fourth quarter of fiscal 2011 of $0.74; and,

•	Backlog of $14.3 billion.

Jacobs reported today net earnings of $331.0 million, or $2.60 per diluted share, on revenues of $10.4 billion for its fiscal year ended September 30, 2011. These results compare to net earnings of $246.0 million, or $1.96 per diluted share, on revenues of $9.9 billion for fiscal 2010. Excluding the effects of the SIVOM litigation discussed below, net earnings and earnings per diluted share for fiscal 2010 were $306.3 million and $2.44, respectively.

For the fourth quarter of fiscal 2011, Jacobs reported net earnings of $94.3 million, or $0.74 per diluted share, on revenues of $2.7 billion. This compares to net earnings of $77.0 million, or $0.61 per diluted share, on revenues of $2.3 billion for the fourth quarter of fiscal 2010.

During the third quarter of fiscal 2010, the Company recorded a $93.3 million pre-tax charge to earnings relating to an unfavorable court judgment it received pertaining to a waste incineration project in France for the SIVOM de Mulhousienne (“SIVOM”). Net of the effects on the Company’s incentive bonus plan and income taxes, the judgment resulted in a net, after-tax charge to earnings in fiscal 2010 of $60.3 million, or $0.48 per diluted share.

Jacobs also announced backlog totaling $14.3 billion at September 30, 2011, including a technical professional services component of $9.1 billion. This compares to total backlog and technical professional services backlog of $13.2 billion and $7.6 billion, respectively, at October 1, 2010.

Commenting on the results for the year, Jacobs President and CEO Craig L. Martin stated, “Fiscal 2011 was a nice improvement over fiscal 2010. Excluding the effects of the SIVOM matter, earnings grew 8% and EPS grew 7%. More importantly, our prospects for Fiscal 2012 are continuing to improve. While much depends on economic conditions and our sales success, we have a great opportunity to return to our traditional strong double digit growth.”

Commenting on the Company’s earnings outlook for fiscal 2012, Jacobs Chief Financial Officer John W. Prosser, Jr. stated, “With a solid backlog and improving prospects as we finish 2011, we are initiating guidance for fiscal 2012 earnings per share within a range of $2.80 to $3.20.”

Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Tuesday, November 15, 2011, which they are webcasting live on the Internet at www.jacobs.com.

Jacobs is one of the world’s largest and most diverse providers of technical, professional, and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements. We caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2010 Form 10-K, and in particular the discussions contained under Item 1 –Business; Item 1A – Risk Factors; Item 3 – Legal Proceedings; and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	Three Months Ended		Year Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Revenues	$2,723,295	$2,343,033	$10,381,664	$9,915,517
Costs and Expenses:
Direct costs of contracts	(2,296,733)	(1,995,006)	(8,822,171)	(8,582,912)
Selling, general, and administrative expenses	(278,658)	(228,512)	(1,040,575)	(932,522)

Operating Profit	147,904	119,515	518,918	400,083

Other Income (Expense):
Interest income	1,527	1,183	4,917	4,791
Interest expense	(2,684)	(383)	(8,799)	(9,874)
Miscellaneous, net	(1,591)	72	1,625	(3,066)

Total other income (expense), net	(2,748)	872	(2,257)	(8,149)

Earnings Before Taxes	145,156	120,387	516,661	391,934

Income Tax Expense	(49,909)	(43,308)	(181,440)	(145,647)

Net Earnings of the Group	95,247	77,079	335,221	246,287
Net Income Attributable to Noncontrolling Interests	(967)	(85)	(4,192)	(313)

Net Earnings Attributable to Jacobs	$94,280	$76,994	$331,029	$245,974

Earnings Per Share (“EPS”):
Basic	$0.75	$0.62	$2.63	$1.98
Diluted	$0.74	$0.61	$2.60	$1.96

Weighted Average Shares Used to Calculate EPS:
Basic	126,463	124,669	125,686	124,134
Diluted	127,537	126,067	127,235	125,790

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Other Operational Information (in thousands):

	Three Months Ended		Year Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Revenues by Major Component:
Technical professional services	$1,596,593	$1,268,403	$5,886,136	$5,113,303
Field services	1,126,702	1,074,630	4,495,528	4,802,214

Total	$2,723,295	$2,343,033	$10,381,664	$9,915,517

Depreciation (pre-tax)	$14,970	$16,245	$57,620	$64,447

Amortization of Intangibles (pre-tax)	11,257	6,536	37,750	24,048

Pass-through Costs included in Revenues	556,672	568,748	2,118,530	2,723,295

Capital Expenditures (1)	$15,178	$7,846	$98,749	$49,075

(1)	Capital expenditures for the year ended September 30, 2011 include $49.1 million related to the purchase of a certain office building located in Houston, Texas and the associated equipment and furniture.

Selected Balance Sheet and Backlog Information (in thousands):

	September 30, 2011	October 1, 2010
Balance Sheet Information:
Cash and cash equivalents	$905,633	$938,842
Working capital (2)	1,099,308	1,527,589
Total debt	568,073	79,908
Stockholders’ equity	3,323,385	2,864,928

Backlog Information:
Technical professional services	$9,100,100	$7,588,900
Field services	5,189,700	5,613,100

Total	$14,289,800	$13,202,000

(2)	Working capital in fiscal 2011 was affected by borrowings under our $290.0 million, unsecured, revolving credit facility classified previously as long-term debt becoming current during the fiscal year (the facility expires in the third quarter of fiscal 2012).

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The following table reconciles the Company’s fiscal 2010 consolidated results of operations presented in accordance with U.S. GAAP to its fiscal 2010 consolidated results of operations excluding the effects of the SIVOM Judgment (in thousands, except earns per share). Although any fiscal 2010 information that excludes the effects of the SIVOM Judgment is non-U.S. GAAP, it is presented because Management believes such information provides a better point of reference for assessing the Company’s current financial performance and operating trends:

Financial Statement Element:	Results as Presented (U.S. GAAP)	Effects of the SIVOM Judgment	Results Before the Effects of the SIVOM Judgment (non- U.S. GAAP)
Revenues	$9,915,517	$(25,894)	$9,941,411
Direct costs of contracts	$(8,582,912)	$(58,641)	$(8,524,271)
Selling, general, and administrative expenses	$(932,522)	$6,363	(938,885)
Net interest income (expense)	$(5,083)	$(8,725)	$3,642
Earnings (loss) before income taxes	$391,934	$(86,897)	$478,831
Income tax (expense) benefit	$(145,647)	$26,620	$(172,267)
Net earnings (loss) attributable to Jacobs	$245,974	$(60,277)	$306,251
Diluted earnings (loss) per share	$1.96	$(0.48)	$2.44

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